Exhibit 99.1

Contact:
Philip Roizin
EVP of Finance and Administration
(603) 880-9500

Robert Fusco
Investor Relations
(603) 880-9500

Brookstone Shareholders Approve Acquisition of Brookstone by OSIM-led Private Consortium for $20.00 a Share

MERRIMACK, N.H., September 23, 2005 – Product development and specialty retail company Brookstone, Inc., (Nasdaq: BKST) announced today that a majority of its shareholders have voted to approve the acquisition of Brookstone by a private consortium led by OSIM International Ltd, a Singapore-listed healthy lifestyle products company. The consortium also includes JW Childs Associates, LP, a Boston-based private equity firm, and Temasek Holdings Limited, a Singapore-based investment company.

Under the terms of the definitive merger agreement approved by Brookstone’s shareholders, each outstanding share of Brookstone’s common stock will be converted into the right to receive $20.00 in cash.

Brookstone Chairman, President and CEO Michael Anthony said: “We believe this merger offers great value to our shareholders and a tremendous opportunity for our company going forward. OSIM will be a strategic partner with product development capabilities extremely complementary to those of Brookstone’s. In addition, we believe that OSIM’s expertise in operating stores in Asia will help Brookstone to expand its retail concept globally. JW Childs and Temasek are leading investment firms that have a long-term view toward growing the businesses in which they invest and have an excellent track record of working in partnership with management to build great companies.”

The merger has received all necessary regulatory approvals and will be completed once all of the closing conditions set forth in the merger agreement have been satisfied.

Brookstone, Inc. is a product development and specialty retail company that operates 292 Brookstone Brand stores nationwide and in Puerto Rico as well as five Gardeners Eden brand stores. Typically located in high-traffic regional shopping malls, lifestyle centers and airports, the Brookstone stores feature unique and innovative consumer products. The Company also operates a Direct-Marketing business that consists of three catalog titles — Brookstone, Hard-to-Find Tools and Gardeners Eden — as well as e-commerce web sites at http://www.brookstone.com and http://www.gardenerseden.com. On June 29, 2005, Brookstone announced a plan to divest the Gardeners Eden business.

OSIM is a global leader in healthy lifestyle products and is listed on the main board of the Singapore Exchange. Established in 1980, OSIM is a brand management and niche marketing company with a focus on the consumer. OSIM uses innovative selling approaches and constantly enhances its innovation capabilities to produce successful products with superior designs, features and quality. Today, OSIM operates a wide point-of-sales network of over 700 outlets in Asia, Australia, Africa, the Middle East, United Kingdom and North America.

JW Childs is a leading private equity firm based in Boston, Massachusetts specializing in leveraged buyouts and recapitalizations of middle-market growth companies. Since 1995, JWC has invested in 36 companies with a total transaction value of $8.0 billion. JWC currently invests through J.W. Childs Equity Partners III, L.P., an investment fund with total committed capital from leading financial institutions, pension funds, insurance companies and university endowments of $1.75 billion.

Temasek Holdings is an Asia investment company headquartered in Singapore. Established in 1974, it manages a diversified global portfolio of S$90 billion, spanning Singapore, Asia and the OECD economies. Its investments are in a range of industries: telecommunications and media, financial services, property, transportation and logistics, energy and resources, infrastructure, engineering and technology, as well as pharmaceuticals and biosciences.

Statements in this release which are not historical facts, including statements about the Company’s confidence or expectations, earnings, anticipated operations of its e-commerce sites and those of third-party service providers, and other statements about the Company’s operational outlook are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (“Reform Act”) and are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, without limitation, risks of changing market conditions in the overall economy and the retail industry, consumer demand, the effectiveness of e-commerce technology and marketing efforts, availability of products, availability of adequate transportation of such products, and other factors detailed from time to time in the Company’s annual and other reports filed with the Securities and Exchange Commission. Words such as “estimate,” “project,” “plan,” “believe,” “feel,” “anticipate,” “assume,” “may,” “will,” “should” and similar words and phrases may identify forward-looking statements. Statements about a possible sale of its Gardeners Eden business constitute forward-looking statements. The Company may not be able to complete a sale on acceptable terms because of a number of factors, including failure to reach agreement with a purchaser. Any statements in this release made in connection with the merger transaction are not forward-looking statements within the meaning of the safe harbor provisions of the Reform Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligations to publicly release any revisions to these forward-looking statements or reflect events or circumstances after the date hereof.

# # #